                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.
     240.14a-11(c) or sec.240.14a-12

               Universal Franchise Opportunities Corp.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    UNIVERSAL FRANCHISE OPPORTUNITIES CORP.

               NOTICE OF ANNUAL MEETING TO BE HELD JULY 12, 1995


To the Stockholders of
Universal Franchise Opportunities Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Universal Franchise Opportunities Corp., a Delaware corporation (the "Company"), will be held at Hotel Pennsylvania, 401 Seventh Avenue (between 32nd and 33rd Streets), New York, New York on July 12, 1995 at 2:00 P.M., for the following purposes:

1.       To elect three directors of the Company.

2. To consider and act upon a proposal to ratify the selection by the Board of Directors of Goldman & Krinitz, CPA's, P.C., as independent public accountants of the Company for the year 1995.

3. To transact such other business as may properly come before the Meeting.

Only stockholders of record at the close of business on May 26, 1995 are entitled to notice of and to vote at such Annual Meeting or any adjournment thereof.

                                              By order of the Board of Directors


New York, New York                            ELEANOR WRIGHT
June 7, 1995                                  Secretary


- --------------------------------------------------------------------------------
                                   IMPORTANT

         Whether or not you plan to attend the Meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. A Proxy Statement and Annual Report are also enclosed. The proxy may be revoked at any time before it is voted, and stockholders executing proxies may attend the Meeting and vote there in person should they so desire.

- --------------------------------------------------------------------------------

                    UNIVERSAL FRANCHISE OPPORTUNITIES CORP.
                       3650 SILVERSIDE ROAD - SUITE 1037
                           WILMINGTON, DELAWARE 19810

                       _________________________________

                                PROXY STATEMENT


         This statement is furnished in connection with the solicitation by the Board of Directors of UNIVERSAL FRANCHISE OPPORTUNITIES CORP., a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders to be held on July 12, 1995, at 2:00 P.M. and at any adjournments thereof.

                               PROXY SOLICITATION

         This Proxy Statement and Proxy, together with the 1994 Annual Report to Stockholders enclosed, are being first sent to security holders on or about June 7, 1995. The cost of preparing, assembling, printing, filing and mailing the Proxy Statement and Annual Report will be borne by the Company. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to beneficial owners of shares held of record by them.

                                    PROXIES

                 Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are given, the shares will be voted for the Board's nominees for directors; to appoint Goldman & Krinitz, CPA's P.C., accountants for the year 1995; and in the discretion of the proxies upon such other matters as may properly come before the meeting.

         Proxies may be revoked at any time prior to voting by written notice addressed to: Eleanor Wright, Corporate Secretary, Universal Franchise Opportunities Corp., 1500 W. Cypress Creek Road, Suite 512, Ft. Lauderdale, FL 33309, by submission of another proxy of a later date, or by voting in person at the Annual Meeting.

                                 VOTING RIGHTS

         Only stockholders of record at the close of business on May 26, 1995, will be entitled to vote at the meeting. On May 26, 1995, the record date, there were issued and outstanding 2,081,190 shares of Class A Common Stock ("Class A Stock") and 731,790 shares of Class B Common Stock ("Class B Stock") (Class A Stock and Class B Stock are collectively referred to as "Capital Stock").

         As of May 26, 1995, the number of record holders of the respective classes of stock issued and outstanding, and entitled to vote, were as follows:

          CLASS                            NUMBER
          -----                            ------
          Class A Stock                     295
          Class B Stock                     150

It should be noted, however, that many of such holders are brokerage firms or depositories holding securities in their names on behalf of beneficial holders, resulting in substantially more beneficial owners of each of such classes of securities.

         The Company's Certificate of Incorporation provides that holders of record of the issued and outstanding shares of Class B Stock are entitled, exclusively and as a class, to elect a majority of the number of directors constituting the entire Board of Directors of the Company. Two of the three directors nominated are candidates of the Class B stockholders.

         The holders of record of the issued and outstanding shares of Class A Stock are entitled, exclusively and as a class, to elect the remainder of the number of directors constituting the entire Board of Directors of the Company. One nominee will be elected to represent the Class A stockholders.

         Any amendment, change or modification in the Certificate of Incorporation or By-Laws of the Company must be authorized and approved by a majority vote of the holders of all outstanding shares of Capital Stock and a majority vote of the holders of all outstanding shares of Class B Stock. Any action taken, authorized or approved by the Board of Directors of the Company must be authorized and approved by a majority of directors elected by the holders of shares of Class B Stock, as well as a majority of all directors.

         The relative rights of the Class A Stock and Class B Stock described above ensure that the current Class B stockholders of the Company, and in particular, Walter Small, as long as he holds a majority of the Class B Stock, will continue to control the management of the Company and have the right to prevent any significant change in the structure, business and affairs of the Company.

         Other than as noted above and with regard to conversion rights, the Company's Certificate of Incorporation provides that each share of Capital Stock has the same rights, privileges, interests, and attributes, including the right to one vote on all matters and is subject to the same limitations as every other share of Capital Stock.



                               DISSENTERS RIGHTS

         There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.


                  PRINCIPAL STOCKHOLDERS AND VOTING AGREEMENTS

         The following table sets forth, as of May 26, 1995, the beneficial ownership of the Company's Class A Stock and Class B Stock, as classes, and its Capital Stock, in the aggregate, by (i) each person known by the Company to own beneficially more than 5% of the Company's Class A Stock or Class B Stock, (ii) each person who has been a director or officer of the Company since the beginning of the last fiscal year, (iii) each Director and nominee as Director of the Company, and (iv) all directors and officers as a group.

          Amount and Nature of Beneficial Ownership of Common Stock (1)
          -------------------------------------------------------------
                     Class A                Class B                 Combined (2)
                     -------------------    --------------------    ------------
Name and             Shares     Percent     Number      Percent       Total
Address of           Owned      of Class    of          of Class      Shares &
Beneficial                      Owned       Shares      Owned         Per Cent
Holder                                      Owned
- ----------------------------------------    --------------------      --------
Walter Small         237,100     11.39%     551,900     75.42%        789,000
300 E 56th St.                                                          28.05%
Apt. 22L
NY, NY 10022 (3)

Myrna Small               50          (6)       100          (6)          150
300 E. 56th St.
Apt. 22L
NY, NY 10022 (5)

Jonathan                   0         0            0         0               0
Gubin
57 Merryfield Way
Cresskill, NJ
07626

Donald Ryan                0(7)      0            0         0               0
23372 Water Cir
Boca Raton,
FL 33486

Mohamad Al-Omari         250(8)      0            0         0             250
11211 S Military                                                             (6)
Trail #2923
Boynton Bch,
FL 33936

Ronald S.              1,000         0(6)         0         0           1,000
Berkley                                                                      (6)
6372 Lacosta Drive
Apt. 702, Boca
Raton, FL 33433

Allan Wachtel        128,700(9)   6.18%           0         0         128,700
78 Kings Court                                                            4.6%
Fort Lee, NJ
07024

All                  367,100(9)  17.64%     552,000     75.43%        919,100
Directors &                                                              32.7%
Officers as
a Group

_______________________________________________________________
(FOOTNOTES ARE ON NEXT PAGE)

(FOOTNOTES FROM PREVIOUS PAGE)

(1) Except as noted, all shares are beneficially owned, and the sole voting and investment power is held by the persons named. For the purposes of this table, a person is deemed to be the beneficial owner of shares which he has the right to acquire through the exercise of options currently exercisable, and in computing the percentage of the class owned by such person, such shares are deemed to be outstanding.

(2) Combines the shares of Class A Stock and Class B Stock to be outstanding for the purpose of calculating the percent owned.

(3) Does not include 50 shares of Class A Stock and 100 shares of Class B Stock owned by Myrna Small, Mr. Small's wife, and 25 shares of Class A Stock owned by Deborah Small, Mr. Small's daughter, as to all of which Mr. Small disclaims beneficial ownership. Also does not include 60,000 shares of Class B Stock owned of record by Prafulla Marfatia, with respect to which Mr. Small has been granted an irrevocable proxy. The numbers shown reflect the conversion of 200,000 shares of Class B Common Stock to Class A Common Stock by Mr. Small during early 1995.

(4) Mr. Marfatia (not a director or employee since 1993) has granted an irrevocable proxy to Mr. Small with respect to 60,000 shares of Class B Stock owned of record by Mr. Marfatia.

(5) Does not include 37,100 Shares of Class A Stock and 751,900 Shares of Class B Stock owned by Walter Small, Ms. Small's husband, of which Ms. Small disclaims beneficial ownership.

(6) Less than one (1%) percent.

(7) Does not include stock options granted to Mr. Ryan to purchase an aggregate of 250,000 shares of Registrant's Class A Common Stock, as described under "Option Grants" below, none of which have yet vested. Mr. Ryan was terminated as an officer and director of the Company in November 1994, and as President of SPU Unlimited, Inc. ("SPU") in January, 1995.

(8) Does not include stock options granted to Mr. Al-Omari to purchase an aggregate of 100,000 shares of Registrant's Class A Common Stock, as described under "Option Grants" below, none of which have yet vested.

(9) Includes 2,200 shares held by Mr. Wachtel's wife, 9,400 held by Mr. Wachtel's wife's IRA and 10,000 held by Mr. Wachtel's wholly-owned corporation, with respect to all of which shares Mr. Wachtel disclaims beneficial ownership.

SHAREHOLDER'S AGREEMENT

     On November 7, 1985, the Company and Mr. Small and Prafulla Marfatia (at that time an officer and director of the Company) entered into a Shareholders' Agreement. Pursuant to such agreement, Mr. Marfatia has granted to Mr. Small an irrevocable proxy to vote the 128,040 shares (60,000 shares as of March 8, 1995) of the Company's Class B Stock owned by Mr. Marfatia as of the date of such agreement, in Mr. Small's sole discretion. As shares are sold to the public, they are released from this agreement and the number subject to its terms declines.

     In addition, Messrs. Small and Ryan had an agreement which required Mr. Small to sign or initial all checks signed by Mr. Ryan during his employment.

INDEBTEDNESS OF MANAGEMENT

     None of the persons listed above were indebted to the Company or any of its subsidiaries since January 1, 1995 for any amount in excess of $60,000. In January, 1994, Walter Small loaned to the Company $150,000, with interest at the rate of 6% per annum. Such loan was repaid in full, together with interest, at the rate of six percent in the amount of $1,989 on April 4, 1994.

                        DIRECTORS AND EXECUTIVE OFFICERS


     The Board of Directors proposes the three persons listed below be elected directors at the Annual Meeting. All are incumbents, with Mohamad Al-Omari having been appointed by the Board of Directors after the resignation of Ronald
S. Berkley as a Director in Spring of 1995. Although the Board of Directors was expanded from three to four in December 1994, prior to this meeting it has been reduced again to three directors. Jonathan Gubin, a Class A Director since 1988, was not re-nominated by the Board as a Director this year. Messrs. Small and Al-Omari are candidates for election by the Class B stockholders. Allan Wachtel is a candidate of the Class A stockholders. Unless a proxy shall specify otherwise, it shall be voted for all directors designated for such class; that is, such proxies for Class A shares will be voted for Mr. Wachtel and Class B shares for Messrs. Small and Al-Omari.

   NAME                       AGE                               POSITION
   ----                       ---                               --------
Walter Small                   63                    Chairman of the Board, Treasurer
                                                     and Director; Chairman of SPU

Mohamad Al-Omari               37                    President, Vice President-
                                                     Operations of SPU

Allan Wachtel                  65                    Director


     Walter Small has served as a principal executive officer and as a Director of the Company since 1964 and has been President of the Company since 1967, and Chairman of SPU since 1993.

     Mohamad Al-Omari, has been President and a Director of the Company since May 8, 1995, and Vice President of SPU since 1993. Mr. Al-Omari was Director of Operations for Premiere Franchise Corporation, the predecessor of SPU, from 1992 through its acquisition by SPU in 1993. He has been a food industry veteran for the last 15 years. From 1980 to 1985 he held various management positions with Krystals in Chattanooga, Tennessee. From 1985 to 1987 he was Director of Operations for Shape Shop, a Canadian chain of sports shops. In 1987 he was named Operations Manager for QSR, Inc. of Fort Lauderdale, Florida, a chain which became Miami Subs. In 1990 he became a Master Franchisee for Miami Subs in New York City. He joined Premier Franchise Corporation as Director of Operations for Sir Pizza in 1992. He participated in the opening of numerous fast food restaurants in the past 4 years.

     Allan Wachtel, a Director of the Company since December

1994, has over fifty years of various business experience including investment and ownership of one of the earliest fast-food franchises in the country. For six years he was connected with the Chock Full of Nuts Organization, and most recently, in 1972, he founded the Wachtel Mechanical Devices Corp., which he continues to own and direct. Since his appointment as Director, Mr. Wachtel has taken an active role in assisting Mr. Small and the other officers of the Company and its subsidiaries with the running of the operations of the Company and its subsidiaries.

     Jonathan Gubin has served as a Class A Director of the Company since October, 1988. The Company's Board of Directors did not re-nominated Mr. Gubin as a Director this year. Since 1986, Mr. Gubin has been President of Capital Inventures, Inc., a private company engaged in consulting for new and developing businesses and seeking venture and investment capital funding, and since its inception has been President of Jonathan/McNeill Advertising, Inc., a creative advertising agency from 1983 through 1988, and currently an advertising and marketing consulting firm.

     On November 16, 1994 a majority of the Board of Directors, including Donald Ryan, voted to, among other things, remove Mr. Small as President of the Company
and eliminate most of his salary.   Mr. Small, who contested the legality and
propriety of such action, shortly thereafter removed Mr. Ryan as a Director, and replaced him as a Director with Ronald S. Berkley (the following month also adding Allan Wachtel as a Director), whereupon the Directors reversed certain of the actions taken at such contested meeting and Mr. Small was reinstated as President of the Company, although he voluntarily reduced his salary to $200,000. Subsequently thereto, Mr. Small has voluntarily further reduced his salary to $100,000.

     On April 26, 1995, Ronald S. Berkley, then Vice President, Secretary and Director of the Company, and an officer and director of certain of its subsidiaries, resigned as an officer and Director of the Company and all of its affiliates and subsidiaries. On May 8, 1995, Registrant's Board of Directors elected Mohamad Al-Omari, Vice President-Operations of Registrant's wholly-owned subsidiary, S.P. Unlimited, Inc. ("SPU"), as (i) a director to fill the vacancy on the Board caused by the resignation of Mr. Berkley, and (ii) President of the Company, replacing Walter Small, who remained a Director, Chairman of the Board, Treasurer and Chief Executive Officer. At the same time, Eleanor Wright was elected as Secretary of the Company to fill the vacancy caused by the resignation of Mr. Berkley from such position.

     The terms of office of all Directors of the Company are from the time of election until the next Annual Meeting of Shareholders of the Company, as provided in the Company's By-

Laws.  All officers hold office at the pleasure of the Board of Directors.


COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on review of the copies of these forms furnished to the Company, and representations that no Forms 5 were required, the Company believes that during the past two fiscal years all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that, as a result of an administrative oversight and sickness, Forms 3 to be filed by Ronald Berkley and Allan Wachtel, upon their becoming directors of the Company, were filed late. To the Company's knowledge, such were the only late filings by such directors with regard to the Company in 1994.

COMMITTEES

     The Company has no standing audit, nominating or compensation committees of the Board of Directors, or any Committees performing similar functions.

DIRECTORS MEETINGS

     The Company held thirteen meetings of its board of directors in 1994, at all of which all Directors were present in person or by telephone, except that Mr. Wachtel was not present at one meeting, and Mr. Small was not present at another one, the validity of which meeting he has contested. The Board acted by written consent, after telephonic consultation among directors, on three occasions.

     Until July, 1993, the Company had a policy of paying outside Directors $250 for each meeting attended. In July 1993, the Directors superceded such policy, by voting that Mr. Gubin be compensated for his services as a non-employee director, at a rate of $5,000 per year, which includes all meetings and activities by Mr. Gubin as a Director, along with the use of Mr. Gubin's office in New York during 1994, which use was terminated at the end of 1994. Mr. Gubin received a total of $4,681.94 in 1994 as a result of the foregoing, together with reimbursal of certain expenses.

                EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

     The following table sets forth, in summary form, the compensation paid by the Company for the fiscal years ended December 31, 1994, 1993, and 1992 for services rendered in all capacities (the capacities indicated are those as of December 31, 1994; as described under "Directors and Executive Officers", Mr. Al-Omari is now President, and Mr. Small Chairman, of the Company, and Mr. Ryan's employment has been terminated) to (a) the Company's Chief Executive Officer and the other executive officers of the Company or its subsidiaries, serving as executive officers as of December 31, 1994; (b) the stock options granted to such executives in 1994; and (3) exercise and year-end value information pertaining to stock options rights granted to such executives. No stock appreciation rights were granted by the Company.



                                                                    LONG-TERM
                                    ANNUAL COMPENSATION             COMPENSATION
                              ---------------------------------     ------------
Name of Individual or         Year     Salary           Bonus(2)     Option
Number of Persons in                                    & other      Awards
Group                                   (1)             compensa-    (4) (No.
                                                        tion (3)     of Shares)
- ---------------------         ----     ------           ---------    ----------
Walter Small                  1994     $282,913 (5)         0(6)           0
  President, Treasurer        1993     $279,273 (5)         0(6)           0
  and a Director of the       1992     $283,379 (5)         0(6)           0
  Company; Chairman of SPU

Donald Ryan                   1994     $101,967 (7)         0(8)           0(4)
Vice President and            1993     $ 63,462 (7)         0(8)     250,000(4)
  Secretary of the            1992          N/A             0
  Company and
  President of SPU (9)

Mohamad Al-Omari              1994     $ 69,615        20,563(10)          0(4)
  Vice President              1993     $ 38,077         7,000(10)    100,000(4)
  --Operations                1992          N/A             0              0
  of SPU

Myrna Small                   1994     $ 17,164 (11)        0              0
   Vice President             1993     $ 17,500 (11)        0              0
                              1992     $ 17,500 (11)        0              0





_________________________________________________________________________
(FOOTNOTES LOCATED ON NEXT PAGE)

(FOOTNOTES FOR TABLE ON PRECEDING PAGE)

     1) Reflects salary actually paid in the year indicated, even if a portion of the amount paid in such year relates to salary earned in a prior year.

     (2) No bonuses of any type were granted or paid in, or for, 1994, 1993 or 1992, except that Mr. Al-Omari received a bonus of $6,125 in 1994.

     (3) None of the executive officers listed received perquisites or other personal benefits, securities or property that exceeded the lesser of $50,000 or 10% of the salary for such officer in each year, except for the Stock Options described in such table.

     (4) Reflects Non-Qualified Stock Options granted to such officers under Option Agreements therewith, as described below under "Option Agreements" and "Option Grants". The Company's Stockholders also adopted an Incentive Option Plan at the Annual Meeting thereof on July 14, 1993 effective as of June 1, 1993, although no options have been granted thereunder (see "Incentive Stock Option Plan" below).

     (5) Excludes $17,500 paid by the Company to Myrna Small as compensation for services rendered as a Vice President in each of 1994, 1993 and 1992.

     (6)  The Company owns a 1986 Mercedes 560 for the use of Mr. Small and pays
insurance, maintenance and all expenses related to such automobile.   The
Company has allocated 30% ($2,535) of the annual cost of such car used by Mr. Small as being for the personal use of Mr. Small for the year ended December 31, 1994.

     (7) Does not include $703 paid by the Company to Pat Ryan, Donald Ryan's wife, for bookkeeping services rendered to the Company.

     (8) Prior to his termination, the Company leased an automobile for the use of Mr. Ryan and paid insurance, maintenance and other expenses related to such
automobile.   The Company has allocated 20% of the annual cost of such car as being for the personal use of Mr. Ryan for the year ended December 31, 1994.

     (9) Mr. Ryan was terminated as an officer and director of the Company in November 1994, and as President of SPU in January, 1995.


(FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

     (10) During 1993 Mr. Al-Omari received $7,000 towards compensation earned or to be earned from the consulting agreement with "The Exhibition" described below under "Employment and Other Agreements", and $14,438 thereunder in 1994. Mr. Al-Omari also received a bonus of $6,125 in 1994. Mr. Al-Omari also receives a non-accountable expense allowance of $300 per month to be applied towards, or in lieu of, rental of an automobile for business purposes, which
amount is not included in this table.   See "Employment and Other Agreements".

     (11) Does not include premiums paid by the Company on insurance placed for the Company by an insurance brokerage firm of which Myrna Small, a Vice President and wife of Walter Small, is Chief Executive Officer and sole shareholder in the amount of $11,134 in 1994, $18,734 in 1993, and $22,805 in 1992.


(END OF FOOTNOTES)

OPTION GRANTS

         Although no stock options were granted in 1994, the following tables summarize grants during 1993 of stock options and awards outstanding at year end 1994. For further information with regard thereto, see "Option Agreements" below. None of such options were under the Company's Incentive Stock Option
Plan:


                                      % of Total                           Market
                                      Option                               Price on
                          Option      Granted to        Exercise           Grant         Expira-
                          Granted     Employees in      or Base(2)         Date          tion
Name                      (#)(1)      1993              Price ($/Sh)       ($/Sh)(3)     Date(4)
- ----                      -------     ------------      ------------       ----------    --------
Donald Ryan (5)           250,000         71.4             $0.875           $1.0625      4/30/2003

Mohamad Al-Omari          100,000         28.6             $0.875           $1.5625      10/11/2003

- -------------------------------
         (1) The options were granted subject to a five-year vesting period, with 20 percent of the options granted becoming exercisable on each anniversary of the grant date, for five years.

         (2) The exercise price obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions. The aggregate number of shares of Common Stock which may be purchased pursuant to the Options, and the cash consideration payable per share on exercise of an Option, shall be proportionally adjusted in the event of a subdivision or consolidation of shares or other capital adjustment, the payment of a stock dividend, or other increase or decrease of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property.

         (3) Represents the mean between the closing bid and asked prices of the shares as quoted on NASDAQ on the date of grant.

         (4) The options were granted for terms of 10 years, subject to earlier termination upon the termination of an optionee's employment or
retirement.   If the Company purchases or is purchased by any corporation in any merger, or consolidation and if the holders of the Company's Common Stock receive cash or debt securities not convertible into equity securities of the surviving or resulting corporation, the Options shall terminate, except that in such event, immediately prior to the consummation thereof, all Options granted may be exercised.

         (5) See "Option Agreements" below with regard to termination of Mr. Ryan's employment and the effect thereon on such options.

AGGREGATE OPTION EXERCISES IN 1994

         No stock options were exercised by any executives in 1994.


EMPLOYMENT AND OTHER AGREEMENTS

         In July, 1993, the Company entered into a new Employment Agreement with Mr. Small to become effective upon the expiration of his previous
agreement on October 1, 1993.   Such Agreement provides for an annual salary of
$279,292.78 (based on his then effective salary), plus increases to reflect increases in the cost of living index and an incentive bonus equal to 2% of the Company's pre-tax profits after the end of any fiscal year in which the Company's pre-tax profits exceed $1,000,000. Mr. Small's agreement expires on September 30, 2000. Mr. Small has voluntarily agreed to reduce his base salary during 1995 to $100,000 per annum.

          SPU also entered into an Employment Agreement with Mohamad Al-Omari, as of May 1, 1993, pursuant to which the Company employed Mr. Al-Omari as Vice President of Operations of SPU, for a salary of $5,000 per month, which was increased to $5,833 as of January 2, 1994. Such Agreement entitles Mr. Al-Omari to the use of an automobile for purposes of the Company's business; provided, however, that the total cost thereof (including leasing or other
payments) shall not exceed $300 per month.   Mr. Al-Omari's employment is on a
month to month basis, and can be terminated, without any additional compensation, either without cause upon ninety days notice by either Mr. Al-Omari or the Company, or for cause, as specified in such agreement (which, among other things, includes cessation of the business of SPU). SPU also agreed to grant Mr. Al-Omari additional compensation of approximately $31,000 as consulting fees are collected with respect to the transaction with "The Exhibition" in Bahrain. During 1994 Mr. Al-Omari received $14,438 against amounts earned, from such arrangement, and a $6,125 bonus.

         On April 30, 1993, in connection with the PFC Acquisition, SPU entered into an Employment Agreement with Donald J. Ryan, pursuant to which Mr. Ryan was employed to act as President, Chief Operating Officer and a Director of SPU, and a Director of the Company, for a compensation package which includes a salary of $100,000, an incentive bonus of $50,000 for any year in which pre-tax earnings of the Company exceed $1,500,000 and the granting of options to purchase an aggregate of 250,000 shares of Registrant's Class A Common Stock, with options for 50,000 shares each vesting at the end of each year for five years, and terminating on April 30, 2003, unless earlier terminated upon termination of employment. See "Option Agreements" below. Mr. Ryan's agreement provides that it expires on April 30, 2000, unless earlier terminated for cause, as specified in such agreement (which, among other things, includes cessation of the business of SPU). In the event that SPU is sold and the sale does not provide for continued employment of the Mr. Ryan on terms at least as favorable as those provided in such agreement, such agreement provides that Mr. Ryan would be entitled to full compensation for the balance of the term, including the average of his past bonus amounts. The Company has guaranteed SPU's obligations to Mr. Ryan.

         In January, 1995, Donald J. Ryan's employment with the Company and SPU was terminated. Mr. Ryan has commenced an arbitration proceeding to challenge, and seek damages in connection with, such termination.

         Except as stated above with regard to Mr. Ryan, none of such employment agreements provides for any additional payments to be made to any such employee upon termination of his employment, except for accrued salary and any incentive bonus that he would otherwise be entitled to, pro-rated through the date of termination. Each of such agreements provides that the Board of Directors of the Company may grant annual bonuses in an amount the Board of Directors deems reasonable and appropriate. Each of such Employees shall be entitled to participate in such health and medical benefit programs of the Company, and such vacation time, as may be established by the Board of
Directors of the Company from time to time.   In the past, the Board of
Directors, in making bonus determinations, has generally considered the accomplishments and responsibilities of such executives, as well as the revenues, profits and losses of the Company, during such year. Except for the foregoing and as mentioned in the foregoing paragraphs with regard to incentive bonuses, in the event that the criteria for profitability referred to therein are met, the Company has no formal plan or criteria for the granting of bonuses. No bonuses were granted for 1994, other than $6,185 to Mohamad Al-Omari.

         Ronald S. Berkley, a Director and Secretary of the Company until his resignation in April 1995, received a consulting fee for six weeks at an annual rate of $25,000 per year, pursuant to a resolution of the Board of Directors of the Company. Mr. Berkley became a Vice President as of January 1, 1995.

         Although Myrna Small, a Vice President, has received an annual salary of $17,500 per year, such salary has been voluntarily waived in 1995, pursuant to a resolution of the Board of Directors of the Company.

         Until July, 1993, the Company had a policy of paying outside Directors $250 for each meeting attended. In July 1993, the Directors superceded such policy, by voting that Mr. Gubin be compensated for his services as a non-employee director, at a rate of $5,000 per year, which includes all meetings and activities by Mr. Gubin as a Director, along with the use of Mr. Gubin's office in New York during 1994, which use was terminated at the end of 1994. Mr. Gubin received a total of $4,681.94 in 1994 as a result of the foregoing, together with reimbursal of certain expenses.

         In December, 1994, the Board of Directors of Gourmet Carts, Inc., approved the following employment agreements for certain officers of Gourmet Carts. The Company does not have copies of, and has not approved of, such employment agreements, if any. Walter Small did not participate in such meeting. The Company is currently in litigation with Gourmet Carts.

         An employment agreement with Vera Prosser, a Vice President of Gourmet Carts, for a period of five (5) years at a salary of $50,000.00 per year with annual increases of at least 10% per annum, along with benefits including a car allowance, full medical coverage, reimbursement of ordinary business expenses and three weeks paid vacation. Such employment contract was to provide that it would survive any and all changes in stock ownership, mergers or acquisitions of Gourmet Carts.

         An employment agreement with Mario Quilietti, a Vice President of Gourmet Carts, for a period of five (5) years at a salary of $50,000.00 per year with annual increases of at least 10% per annum, with benefits including a car allowance, full medical coverage, reimbursement of ordinary business expenses and three weeks paid vacation. Such employment contract was to provide it would survive any and all changes in stock ownership, mergers or acquisitions of Gourmet Carts.

         An employment agreement with Donald Ryan, President of Gourmet Carts, for a period of five (5) years at a salary of $50,000.00 per year with annual increases of at least 10% per annum, with benefits including a car allowance, full medical coverage, reimbursement of ordinary business expenses and three weeks paid vacation. Such employment contract was to provide it should survive any and all changes in stock ownership, mergers or acquisitions of Gourmet Carts. Any salary thereunder was to be waived by Mr. Ryan as long as UFOC or its affiliates provide him with a salary in accordance with his Employment Agreement therewith, which Employment Agreement was terminated in January 1995.



OPTION AGREEMENTS

         On April 30, 1993, in connection with the PFC Acquisition, the Company entered into a Stock Option Agreement with Donald Ryan, pursuant to which the Company granted Mr. Ryan options, at a price of $.875 per share to purchase an aggregate of 250,000 shares of Registrant's Class A Common Stock, exercisable on a cumulative basis with regard to 50,000 shares each at the end of each year for five years. Such options expire on April 30, 2003, unless otherwise terminated as provided therein. Piggy-back registration and anti-dilution rights for the option shares were also granted pursuant to such Agreement. As discussed above, Mr. Ryan's employment with the Company has been terminated, although Mr. Ryan has commenced an arbitration proceeding to challenge such termination.

         On October 12, 1993, the Company entered into a Stock Option Agreement with Mohamad Al-Omari, pursuant to which the Company granted Mr. Al-Omari options, at a price of $.875 per share to purchase an aggregate of 100,000 shares of Registrant's Class A Common Stock, exercisable on a cumulative basis with regard to 20,000 shares each at the end of each year for five years. Such options expire on October 12, 2003, unless otherwise terminated as provided therein. Piggy-back registration and anti-dilution rights for the option shares were also granted pursuant to such Agreement.

STOCK OPTION PLAN

         On May 14, 1993, the Board of Directors of the Company adopted the Company's Incentive Stock Option Plan (the "Plan"), effective June 1, 1993, which Plan was approved by the stockholders at their Annual Meeting in July 1993.

         The Plan provides for the grant to officers (including executive officers) and key employees of the Company and its subsidiaries of incentive stock options ("ISOs") and non-qualified stock options for the purchase of Class A Common Stock. The purposes of the Plan are to aid the Company in attracting and retaining highly capable employees and to enable selected key employees of the Company and its subsidiaries to acquire or increase ownership interests in the Company on a basis that will encourage them to use their best efforts to promote the growth and profitability of the Company.

         200,000 shares of Class A Common Stock have been reserved for issuance upon exercise of options granted under the Plan. If an option terminates for any reason without being exercised, then the shares represented by such option will be available for the further grant of options. The authorized number of shares of Class A Common Stock is subject to adjustment in the event of certain changes in CPU's capitalization.

         Generally, all options are exercisable, commencing one year after the respective dates of grant, to the extent of a cumulative 25% of the shares subject to a particular option during each of the next four years, provided that no option may
be exercised prior to six months from the date of grant thereof. The option price for each option granted under the Plan may not be less than 100% of the fair market value of the stock when the option is granted. For purposes of the Plan, the fair market value of the shares of Class A Common Stock on any date is generally the mean between the closing bid and asked prices of the shares as quoted on NASDAQ on such date (or the average, on such date, of the high and low sales prices of such shares in the principal market in which such shares are
traded, if they are not then quoted on NASDAQ).   The number of shares of Class
A Common Stock covered by each Option and the Option Exercise Price will be adjusted in the event of stock splits, stock dividends or other capital adjustments. Payment for shares of Class A Common Stock upon the exercise of options is to be made in full within 10 business days after the date of exercise, in cash or in shares of Class A Common Stock owned by the optionee having a fair market value on the exercise date equal to the option price for the shares being purchased, or a combination thereof equal in the aggregate to the option price for the shares being purchased.

         In the event that CPU enters into one or more agreements to dispose of all or substantially all of its assets, or CPU stockholders dispose of or become obligated to dispose of 50% or more of the outstanding capital stock of CPU other than to CPU or one of its subsidiaries, in either case by means of a sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions, then the exercisability of each option outstanding under the Plan shall be accelerated. In the event of such an acceleration event, any optionee with an option other than an ISO who is subject to the filing requirements imposed under Section 16(a) of the 1934 Act with respect to CPU shall receive a payment of cash equal to the difference between the aggregate fair value (as defined in the Plan) of the Class A Common Stock subject to such accelerated option and the aggregate option exercise price of such shares. The foregoing payment to the optionee shall be in lieu of and in full discharge of any and all obligations of CPU in respect of all subject options.

         No option under the Plan may extend more than 10 years from the date of grant and all options will terminate upon the optionee's termination of employment with additional exercise periods in the case of retirement, disability or death.

         The Plan will terminate at such time as all shares of Class A Common Stock available for the grant of options under the Plan have been acquired through exercise of options or at such earlier time as the Board of Directors may determine. No options may be granted under the Plan after May 31, 2003. The Plan may be amended by the Board of Directors without stockholder approval, except under certain specified circumstances.

         The Plan is to be administered by an Option Committee, which has not yet been established, consisting of three or more Directors to be designated by the Board, who are not eligible to receive Options under the Plan. The powers of the Option Committee would include the selection of participants to whom stock options are granted, the determination of the number of shares of Class A Common Stock which may be covered by stock options granted to any participant and the purchase price thereof.

         The Company has not granted any stock options under the Plan, but, as described above under "Option Agreements", the Company has granted non-qualified Stock Options to Messrs. Ryan and Al-Omari, under the terms described therein.


INDEMNIFICATION AGREEMENTS

         In connection with the Company's reincorporation as a Delaware corporation in 1987, the Company entered into Indemnification Agreements with Messrs. Small and Marfatia, pursuant to which the Company agreed to indemnify such officers in the event of certain claims. The Board of Directors has also voted to specifically indemnify the Company's officers, in the manner provided by the Delaware General Corporation Law, in connection with certain legal actions which were pending during 1992 (including the currently pending stockholder's derivative action). In April 1993, the Board of Directors voted to provide revised agreements to all of its officers and directors, which agreements were entered into in July, 1993 with regard to the then serving directors. In December 1994, similar agreements were entered into with Messrs. Berkley and Wachtel. All of such agreements provide for indemnification to the fullest extent permissible under Delaware and federal law.

DIRECTORS MEETINGS

         The Company held thirteen meetings of its board of directors in 1994, at all of which all Directors were present in person or by telephone, except that Mr. Wachtel was not present at one meeting, and Mr. Small was not present at another one, the validity of which meeting he has contested. The Board acted by written consent, after telephonic consultation among directors, on three occasions.

         Until July, 1993, the Company had a policy of paying outside Directors $250 for each meeting attended. In July 1993, the Directors superceded such policy, by voting that Mr. Gubin be compensated for his services as a non-employee director, at a rate of $5,000 per year, which includes all meetings and activities by Mr. Gubin as a Director, along with the use of Mr. Gubin's office in New York during 1994, which use was terminated at the end of 1994. Mr. Gubin received a total of $4,681.94 in 1994 as a result of the foregoing, together with reimbursal of certain expenses.

CERTAIN TRANSACTIONS

         In January, 1994, Walter Small loaned to the Company $150,000, with interest at the rate of 6% per annum. Such loan was repaid in full, together with interest of $1,989 on April 4, 1994.


TERMINATION OF EMPLOYMENT

         In January, 1995, Donald J. Ryan's employment with the Company and SPU was terminated. Mr. Ryan has commenced an arbitration proceeding to challenge, and seek damages in connection with, such termination. No termination or severance payments were made to Mr. Ryan.

         CERTAIN TRANSACTIONS

          $11,134 in premiums was paid by the Company on insurance placed for the Company by an insurance brokerage firm of which Mrs. Myrna Small, a Vice President and wife of Walter Small, is Chief Executive Officer and sole shareholder.



                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Goldman & Krinitz, CPA's, P.C., who were the independent accountants for the Company for the year ended December 31, 1994, as the Company's independent accountants for the year ended December 31, 1995. The Board of Directors recommends the ratification by stockholders of the reappointment by the Board of Directors of such firm as the Company's independent accountants for the fiscal year ending December 31, 1995. In the absence of instructions to the contrary, the shares of Capital Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the appointment of Goldman & Krinitz.

         A representative of Goldman & Krinitz is expected to be present at the meeting, and will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.


                 FINANCIAL STATEMENTS AND REPORT ON FORM 10-KSB

         The Company's financial statements for the 12 months ended

December 31, 1994 are included in the Company's Annual Report to Stockholders enclosed herewith and hereby incorporated in this Proxy Statement by reference.

         THE COMPANY WILL SUPPLY WITHOUT CHARGE TO ANY STOCKHOLDER, OR TO ANY BENEFICIAL OWNER OF STOCK OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED ANNUALLY BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES OF THE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. REQUESTS SHOULD BE ADDRESSED TO ELEANOR WRIGHT, CORPORATE SECRETARY, UNIVERSAL FRANCHISE OPPORTUNITIES CORP., 1500 W. CYPRESS CREEK ROAD, SUITE 512, FT. LAUDERDALE, FL 33309.


                             STOCKHOLDER PROPOSALS

         Stockholders of the Company who intend to submit proposals at the next Annual Meeting of Stockholders must submit such proposals to the Company no later than February 8, 1996. Stockholder proposals should be submitted to the Company at 1500 W. Cypress Creek Road, Suite 512, Ft. Lauderdale, FL
33309; Attention: Eleanor Wright, Corporate Secretary.


                                 MISCELLANEOUS


         Management knows of no other business to be transacted. If any other matters come before the meeting, the persons named as proxies in the accompanying form of proxy will vote on such matters in accordance with their best judgment.


                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           Eleanor Wright
                                           Secretary

Wilmington, Delaware
June 7, 1995

                           __________________________
                              CLASS A STOCKHOLDERS

                                     PROXY

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                ON JULY 12, 1995


         The undersigned hereby appoints WALTER SMALL AND ALLAN WACHTEL, or either of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Class A Common Stock of Universal Franchise Opportunities Corp. (the "Company") held of record by the undersigned at an Annual Meeting of Stockholders to be held on July 12, 1995 and any adjournments thereof.


Name __________________________________________

Address _______________________________________

Number of Shares ______________________________


         (a)  For  [ ]     Against  [ ]     Approval of election to the
                                            Board of Directors of Allan
                                            Wachtel.

              Withhold authority    [ ]     to vote for Allan Wachtel as
                                            a Director.


         (b)  For  [ ]     Against  [ ]     Ratification of Goldman &
                   Abstain  [ ]             Krinitz, CPA's P.C. as
                                            independent accountants for
                                            the Company for 1995.

         (c) In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting and any adjournments thereof.

         THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE THEY WILL BE VOTED IN FAVOR OF THE ABOVE ITEMS.



Dated:_______________, 1995



                                        ________________________________________
                                        THIS PROXY AND BALLOT IS TO BE SIGNED
                                        AND SUBMITTED BY CLASS A STOCKHOLDERS.
                                        CLASS B STOCKHOLDERS MUST USE THE CLASS
                                        B PROXY.


         Please sign proxy exactly as your name appears on the stock certificate. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.

                           __________________________
                              CLASS B STOCKHOLDERS


                                     PROXY


                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                ON JULY 12, 1995


         The undersigned hereby appoints WALTER SMALL AND ALLAN WACHTEL, or either of them, with power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Class B Common Stock of Universal Franchise Opportunities Corp. (the "Company") held of record by the undersigned at Annual Meeting of Stockholders to be held on July 12, 1995 and any adjournments thereof.


Name __________________________________________

Address _______________________________________

Number of Shares ______________________________


         (a)  For  [ ]     Against  [ ]     Approval of election to the
                                            Board of Directors of all
                                            nominees listed below (except
                                            as marked to the contrary
                                            below):
                                            Walter Small
                                            Mohamad Al-Omari

         Withhold authority  [ ]            to vote for all nominees
                                            listed above.

         INSTRUCTIONS:  (TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL
                        NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE).

         (b)  For  [ ]     Against  [ ]     Ratification of Goldman &
                    Abstain  [ ]            Krinitz, CPA's P.C. as
                                            independent accountants for
                                            the Company for 1995.

         (c) In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting and any adjournments thereof.


         THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE THEY WILL BE VOTED IN FAVOR OF THE ABOVE ITEMS.

Dated:___________, 1995



                                        ________________________________________
                                        THIS PROXY IS TO BE SIGNED AND SUBMITTED
                                        BY CLASS B STOCKHOLDERS.  CLASS A
                                        STOCKHOLDERS MUST USE THE CLASS A PROXY.


         Please sign proxy exactly as your name appears on the stock certificate. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If shares are held in the name of two or more persons, all should sign.





                                       2